Exhibit 10.21

August 13, 2015

Ellen Clarry

23139 Sandsage Ln

Katy, TX 77494

Dear Ellen:

It is my pleasure to extend the following promotion to you on behalf of IGNITE RESTAURANT GROUP, INC (the “Company”).

Title:	Chief Supply Officer

Supervisor:	Ray Blanchette, President and Chief Executive Officer

Base Salary:	You will be paid $9, 807.69 bi-weekly, which annualizes to $255,000, subject to deductions for taxes and other withholdings as required by law or policies of the Company.

Targeted Bonus:	50% of base salary based on achieving individual and Company performance goals.

Equity Award:

The Compensation Committee has recommended and the Board of Directors has approved a grant of 25,000 SARS and 15,000 restricted shares of “IRG,” with 25% annual vesting on the annual anniversary date of the grant. The issue price will be the closing price of “IRG” on the NASDAQ on August 12, 2015. Please note that there are restrictions on this grant.

Paid Time Off (PTO)	You will continue to accrue PTO at your current rate.

Benefits:	You are eligible for the Company’s Health/Welfare Benefits Plan containing standard benefits including medical, life, dental, LTD, and Flexible Spending Accounts (Section 125) as per Company policy.

Phone Allowance:	You will receive an annual communication allowance of $2,000.

Additional Executive Benefits:	100% Dining Discount at all Ignite Restaurants for your and your guests. Further, 20% gratuity may be expensed on your corporate credit card.

Promotion Date:	August 13, 2015.

This letter represents the entire agreement between you and IGNITE RESTAURANT GROUP, INC. This letter is not a contract of employment guaranteeing any set length of employment. The Company is an at-will employer. You and IGNITE RESTAURANT GROUP, INC. have the right to terminate the relationship at any time, with or without cause.

Your signature below indicates your agreement to all of the aforementioned terms.

Best Regards,

/s/ Raymond A. Blanchette III

Raymond A. Blanchette III

President & Chief Executive Officer

Agreed and acknowledged:

Printed name:	Ellen J. Clarry

Signature:	/s/ Ellen J. Clarry

Date:	08/14/15